Exhibit 99.3

Consent to be Named as a Director

In connection with the filing by Alpine Acquisition Corporation of the Registration Statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), I hereby consent, pursuant to Rule 438 of the Securities Act, to being named as a prospective member of the board of directors of Alpine Acquisition Corporation in the Registration Statement and any and all amendments and supplements thereto. I also consent to the filing of this consent as an exhibit to such Registration Statement and any amendments thereto.

/s/ Brian Cameron
Date: October 7, 2022	Brian Cameron